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                                                                    EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Registry Magic Incorporated
Boca Raton, Florida



         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 19, 1997, relating to the financial statements of Registry Magic Incorporated which is contained in that Prospectus. Our report contains an explanatory paragraph indicating that there exists substantial doubt about the Company's ability to continue as a going concern.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                      /s/ BDO Seidman, LLP
                                                      ------------------------
                                                      BDO Seidman, LLP



Miami, Florida
April 17, 1998